Exhibit 99.1

OPKO Health and HealthCare Royalty Enter into $250 Million Note Purchase Agreement Secured by NGENLA’s Profit Share Payments

MIAMI (July 17, 2024) – OPKO Health, Inc. (NASDAQ: OPK) announces it has entered into a $250 million non-dilutive note purchase agreement with HealthCare Royalty (HCRx) secured by OPKO’s profit share payments from Pfizer received pursuant to its license agreement relating of NGENLA™, a once-weekly treatment currently marketed to treat pediatric growth hormone deficiency.

“This transaction with HCRx allows OPKO to retain a significant portion of NGENLA’s profit share payments in the near term and provides upside over the long term. It also permits OPKO to maintain the full benefit of the $100 million of remaining potential milestone payments from Pfizer,” said Phillip Frost, M.D., Chairman and Chief Executive Officer of OPKO. “Additionally, it provides non-dilutive capital and financial flexibility to advance our research and development activities including our multispecific antibody programs, as well as potentially to repurchase shares of our common stock and convertible notes.”

The $250 million note issued under the Note Purchase Agreement bears interest at the 3-month Secured Overnight Financing Rate (SOFR) subject to a 4.0% per annum floor, plus 7.5% per annum. The note has a final maturity date of July 2044 with the first four years requiring interest-only payments.

About HealthCare Royalty

HealthCare Royalty is a leading royalty acquisition company focused on commercial or near-commercial biopharmaceutical products. With offices in Stamford, Conn., San Francisco, Boston and London, HCRx has invested $5+ billion in over 85 biopharmaceutical products since inception. For more information, visit https://www.hcrx.com. HEALTHCARE ROYALTY® and HCRx® are registered trademarks of HealthCare Royalty Management, LLC.

About OPKO Health

OPKO Health is a multinational biopharmaceutical and diagnostics company that seeks to establish industry-leading positions in large, rapidly growing markets by leveraging its discovery, development and commercialization expertise, and its novel and proprietary technologies. For more information, visit www.opko.com.

Cautionary Statement Regarding Forward Looking Statements

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (“PSLRA”), including, among other things, statements related to the financing, the expected proceeds from such financing, the continued relationship with our commercial partners, and the success of the profit share. These forward-looking statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Many factors could cause the Company’s actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in the Company’s Annual Reports on Form 10-K filed and to be filed with the Securities and Exchange Commission and under the heading “Risk Factors” in the Company’s other filings with the Securities and Exchange Commission, as well as the continuation and success of the Company’s relationship with the Company’s commercial partners, liquidity issues and the risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the Company does not undertake any obligation to update forward-looking statements. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Contacts:

LHA Investor Relations

Yvonne Briggs, 310-691-7100

ybriggs@lhai.com

or

Bruce Voss, 310-691-7100

bvoss@lhai.com

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